Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-50833 and Form S-8 No. 333-57287) of FiNet.com, Inc. and subsidiaries and in the related Prospectus of our report dated August 12, 1998 with respect to the consolidated financial statements and schedules of FiNet.com, Inc. and subsidiaries included in this Form 10-K for the year ended December 31, 2000.

San Francisco, California
March 31, 2001